1309 Summerwood Court

McLean, Virginia 22102

January 9, 2006

Mr. Rene R. Champagne

Chairman of the Board of Directors

ITT Educational Services, Inc.

13000 North Meridian Street

Carmel, IN 46032

RE:	Resignation from the Board of Directors of
ITT Educational Services, Inc.

Dear Rene:

Please accept my resignation from the Board of Directors of ITT Educational Services, Inc. effective as of January 9, 2006. I believe that my resignation is in the best interests of the company and its shareholders given my recent decision to run for election to the U.S. Senate from the Commonwealth of Virginia.

I have been honored to serve as a member of ITT Educational Services, Inc.’s Board of Directors for almost seven years and be part of the company’s tremendous success, under your outstanding leadership. It has been a true pleasure to work with such a dedicated group of Board colleagues, who have collaborated so effectively to promote the educational programs that are so important to our students and to our country. I expect only further successes for the company and for the industry going forward.

Sincerely,

/s/ Harris N. Miller

Harris N. Miller